Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “* * *” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

SIXTH AMENDMENT AGREEMENT

This Sixth Amendment Agreement is made effective June 19, 2012 by and among Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“AECOM”), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefleld Road, P.O. Box 31-310, Lower Hutt, New Zealand (“Industrial”) (AECOM and Industrial are collectively referred to herein as “Licensors”), and BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (“Licensee”).

Statement

Licensors and Licensee are parties to a License Agreement dated June 27, 2000, as amended by a First Amendment Agreement effective July 26, 2002, a Second Amendment Agreement effective April 15, 2005, a Third Amendment Agreement effective December 11, 2009, a Fourth Amendment Agreement effective May 5, 2010 and a Fifth Amendment Agreement effective November 17, 2011 (collectively “the License Agreement”), and now wish to further amend the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement and in this Sixth Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Paragraph 1.01 of the License Agreement is hereby amended to read in its entirety as follows:

1.01    “Field” means (i) any use of inhibitors for human PNP that have an IC50 value less than ***, as determined by the method described in Bantia, et al., Immunopharmacology, 35, page 54, paragraph 2.1 (1997) and (ii) any antiviral use of BCX-4430, including but not limited to prophylactic antiviral and therapeutic antiviral uses. Except for those compounds which are also inhibitors for human PNP as described above, specifically excluded from the “Field” are inhibitors for MTAP and/or MTAN and processes for producing and using such inhibitors to inhibit MTAP and/or MTAN. An inhibitor for the human MTAP enzyme is defined as having a Ki or Ki* value of * * * or less using the assays with human MTAP published in Biochemistry 2004, 43, 9-18, page 10. An inhibitor for the bacterial MTAN enzyme is defined as having a Ki or Ki* value of * * * or less using the assays with E. coli MTAN published in the Journal of Biological Chemistry 2005, 280:18265-18273, page 18268. Non-limiting examples of excluded inhibitors are the compounds listed below:

* * *

2.	The following new Paragraph 1.09 is hereby added to the License Agreement:

1.09    “BCX-4430” means the compound known as BCX-4430 having the following chemical structure * * *

together with its isomers, positional isomers, radioisomers, salt forms, anhydrides, hydrates, polymorphs, metabolites, prodrugs and ester forms.

3.	The applicable provisions of this Sixth Amendment Agreement shall be deemed to be incorporated into the License Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Sixth Amendment Agreement as of the date first above written.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY		BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ John L. Harb	By:	/s/ Alane Barnes
Name:	John L. Harb	Name:	Alane Barnes
Title:	Assistant Dean Scientific Operations	Title:	VP, General Counsel

INDUSTRIAL RESEARCH, LTD.

By:	/s/ Shaun Coffey
Name:	Shaun Coffey
Title:	Chief Executive